THE ADVISORS' INNER CIRCLE FUND II
                        LIBERTY CORNER STANDARD & POOR'S
                       COMMODITY INDEX TOTAL RETURN FUND


                                   SCHEDULE C
                            DATED SEPTEMBER 21, 2005
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004


Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.


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PORTFOLIO                                                        CLASS OF SHARES                       FEES
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Liberty Corner Standard & Poor's Commodity
Index Total Return Fund                                           Class A Shares                        0.25%
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